ION announces successful completion of Exchange Offer and Consent Solicitation relating to its 8.125% Senior Secured Second Priority Notes due 2018

HOUSTON, TX – April 28, 2016 – ION Geophysical Corporation (the “Company”) (NYSE: IO) today announced the successful completion of the previously announced exchange offer (the “Exchange Offer”) and consent solicitation (the “Consent Solicitation”) related to the Company’s outstanding 8.125% Senior Secured Second Priority Notes due 2018 (the “Existing Notes”).

President and CEO Brian Hanson commented, “We are very pleased with the success of the exchange offer and the support we received from our bondholders. Almost 84% of the outstanding Existing Notes were tendered and accepted by the Company in the exchange. The exchange de-levered our balance sheet by $25,934,000 million and extended the maturity of $120,569,000 million of our outstanding debt until the end of 2021, providing us with additional flexibility and liquidity and putting us in a position where we are better able to execute our strategic and operating plans in 2016 and for years to come. This is a positive step forward for ION, helping to align the business with the current market environment and positioning the business for the future.”

Under the terms of the Exchange Offer, for each $1,000 principal amount of Existing Notes validly tendered for exchange and not validly withdrawn by an eligible holder (an “Exchange Participant”) prior to 11:59 P.M., New York City Time, on April 25, 2016, and accepted for exchange by the Company, the Company offered the consideration (the “Exchange Consideration”) of (i) $1,000 principal amount of the Company’s new 9.125% Senior Secured Second Priority Notes due 2021 (the “New Notes”) plus (ii) either (a) for Existing Notes tendered at or prior to 4:59 P.M., New York City Time, on Friday, April 15, 2016 (the “Extended Early Tender Deadline”), ten (10) shares of the Company’s common stock (the “Early Stock Consideration”), or (b) for Existing Notes tendered after the Extended Early Tender Deadline, seven (7) shares of the Company’s common stock (the “Stock Consideration”) (such shares issued as the Early Stock Consideration or the Stock Consideration, together with the New Notes, the “New Securities”), upon the terms and subject to the conditions set forth in the Company’s confidential Offer to Exchange and related Letter of Transmittal, each dated March 28, 2016 (the “Offer Documents”).

As part of the Exchange Offer, each Exchange Participant had the opportunity to tender all or a portion of its Existing Notes for a cash payment in lieu of the Exchange Consideration upon the terms and subject to the conditions set forth in the Offer Documents (the “Cash Tender Option”). The aggregate amount of cash consideration that could be paid by the Company for tendered Existing Notes accepted for purchase pursuant to the Cash Tender Option was $15.0 million plus accrued and unpaid interest to, but not including, the settlement date of the Exchange Offer (collectively, the “Cash Tender Cap”).

Concurrently with the Exchange Offer, the Company solicited consents from Exchange Participants to proposed amendments to the indenture governing the Existing Notes (the “Proposed Amendments”). The Proposed Amendments, among other things, provide for the release of the second priority security interest in the collateral securing the Existing Notes and the grant of a third priority security interest in the collateral, subordinate to liens securing all first and second priority indebtedness of the Company, including the Company’s revolving credit facility and the New Notes, and eliminate substantially all of the restrictive covenants, modify the covenants regarding mergers and consolidation and eliminate certain events of default pertaining to the Existing Notes.

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The Exchange Offer, including the Cash Tender Option, and the Consent Solicitation expired at 11:59 P.M., New York City time, on April 25, 2016. In total, the Company accepted for exchange $146,503,000 in aggregate principal amount of the Existing Notes, or approximately 84% of the $175,000,000 outstanding aggregate principal amount of the Existing Notes. The Existing Notes were validly tendered and accepted by the Company in the exchange as follows:

Option	Aggregate Amount of Existing Notes Tendered and Accepted by the Company	Approximate Percentage of Outstanding Existing Notes
Early Tender Exchange Consideration (New Notes and Early Stock Consideration)	$120,498,000	68.86%
Non-Early Tender Exchange Consideration (New Notes and Stock Consideration)	$71,000	0.04%
Cash Tender Option	$25,934,000	14.82%
Total	$146,503,000	83.72%

Because the Company received the necessary consents to effect the Proposed Amendments, any Existing Notes not validly tendered pursuant to the Exchange Offer remain outstanding and the holders are subject to the terms of the indenture governing the Existing Notes as amended by the first supplemental indenture implementing the Proposed Amendments. No consideration was paid to holders of Existing Notes in connection with the Consent Solicitation. After giving effect to the Exchange Offer and Consent Solicitation, the aggregate principal amount of the Existing Notes remaining outstanding is $28,497,000 as of April 28, 2016, and such Existing Notes are secured by a third priority security interest in the collateral, subordinate to the liens securing all first and second priority indebtedness of the Company, including under the Company’s revolving credit facility and New Notes.

In exchange for $120,569,000 in aggregate principal amount of Existing Notes, the Company issued $120,569,000 aggregate principal amount of its New Notes and 1,205,477 shares of the Company’s common stock, including 1,204,980 shares issued as Early Stock Consideration and 497 shares issued as Stock Consideration. Such New Securities were issued by the Company in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company received no cash consideration in exchange for the issuance of the New Securities.

The Company utilized 508,464 treasury shares towards the total 1,205,477 shares issued by the Company pursuant to the Exchange Offer.  The Company has previously repurchased 451,791 shares pursuant to its stock repurchase program, which the Company believes will effectively reduce the ultimate dilution attributable to the Company’s issuance of 1,205,477 shares pursuant to the Exchange Offer.

The Cash Tender Option was fully subscribed. Pursuant to the terms of the Exchange Offer, the Company accepted for purchase tendered Existing Notes at the lowest bid prices until the Cash Tender Cap was reached, subject to proration. In exchange for aggregate cash consideration totaling $15 million, the Company purchased $25,934,000 in aggregate principal amount of Existing Notes. The Company also paid in cash accrued and unpaid interest on Existing Notes accepted for purchase in the Exchange Offer from the applicable last interest payment date to, but not including, April 28, 2016.

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The New Securities issued by the Company have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In addition, the shares of the Company’s common stock issued pursuant to the Exchange Offer are not transferrable for 90 days from the date of issuance, subject to certain exceptions. This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.

Oppenheimer & Co. acted as exclusive financial adviser and dealer manager in the Exchange Offer.

About ION

ON is a leading provider of technology-driven solutions to the global oil & gas industry. ION’s offerings are designed to help companies reduce risk and optimize assets throughout the E&P lifecycle. For more information, visit iongeo.com.

Contact

Jamey S. Seely
Executive Vice President, General Counsel and Corporate Secretary
+1.281.552.3011

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